UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2020

ENVIRO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Idaho	000-30454	83-0266517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 NW 57th Place, Fort Lauderdale, Florida 33309

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (954) 958-6668

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Recent Sales of Unregistered Securities.

On June 9, 2020 the holders of outstanding options to purchase 13,365,000 shares of common stock of Enviro Technologies, Inc. exercised such options in accordance with their terms. Exercising option holders included John A. DiBella, our Chief Executive Officer and member of the Board of Directors, Raynard Veldman, a member of the Board of Directors and Adele DiBella, a principal shareholder, among other option holders. The total exercise price of $133,650 was offset by a reduction in the amounts owed to certain of the exercising option holders. The option holders were either accredited or sophisticated investors who had access to business and financial information on our company, and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 3(a)(9) of that act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enviro Technologies, Inc.

Date: June 12, 2020	By:	/s/ John A. DiBella
John A. DiBella, Chief Executive Officer